As filed with the Securities and Exchange Commission on March 5, 1997.
                                               Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                             TYSON FOODS, INC.
           (Exact name of registrant as specified in its charter)
         Delaware                                    71-0225165
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                         2210 West Oaklawn Drive
                     Springdale, Arkansas  72762-6999
                 (Address of principal executive offices)

               RETIREMENT SAVINGS PLAN OF TYSON FOODS, INC.
                         (Full title of the Plan)

                               WAYNE BRITT
                            Tyson Foods, Inc.
                         2210 West Oaklawn Drive
                     Springdale, Arkansas  72762-6999
                 (Name and address of agent for service)

                              (501) 290-4000
                 (Telephone number, including Area Code,
                          of Agent for Service)

                       Copies of Communications to:
                          ARMIN G. BRECHER, Esq.
                    Powell, Goldstein, Frazer & Murphy
                             Sixteenth Floor
                        191 Peachtree Street, N.E.
                         Atlanta, Georgia  30303
                              (404) 572-6600

                      CALCULATION OF REGISTRATION FEE
Title of each class     Amount      Proposed     Proposed    Amount of
of securities            to be       maximum      maximum   registration
       to be          registered    offering     aggregate     fee(1)
     registered                     price per    offering
                                    share(1)     price(1)
Class A Common         6,000,000     $20.375   $122,250,000   $37,046
Stock, $0.10 par        shares
value(2)

(1)Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Class A Common Stock on March 3, 1997 as reported by the Nasdaq Stock Market's National Market on March 3, 1997.

                                     1


(2)Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==========================================================================

          This Registration Statement is being filed to register an additional 6,000,000 shares of Class A Common Stock for issuance under the Retirement Savings Plan of Tyson Foods, Inc. The contents of the Registrant's Registration Statement on Form S-8 (Regis. No. 333-02135) are therefore incorporated herein by reference.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on March 5, 1997.

                                 TYSON FOODS, INC.


                                 By: /s/Wayne Britt
                                     ----------------------------
                                     Wayne Britt
                                       Executive Vice President and
                                       Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                    Date

     *                    Senior Chairman of        March 5, 1997
-------------------       the Board of
Don Tyson                 Directors

     *                    Chairman of the Board     March 5, 1997
-------------------       of Directors and
Leland E. Tollett         Chief Executive
                          Officer

     *                    President, Chief          March 5, 1997
-------------------       Operating Officer and
Donald E. Wray            Director

     *                    Vice Chairman of the      March 5, 1997
-------------------       Board of Directors
John H. Tyson

     *                     Director                 March 5, 1997
-------------------
Shelby D. Massey

     *                     Director                 March 5, 1997
-------------------
Joe F. Starr

     *                     Director                 March 5, 1997
-------------------
Neely Cassady

     *                     Director                 March 5, 1997
-------------------
Fred S. Vorsanger

     *                     Director                 March 5, 1997
-------------------
Barbara Tyson

     *                     Director                 March 5, 1997
-------------------
Lloyd V. Hackley
                                                    March 5, 1997
     *                     Director
-------------------
Gerald Johnston

/s/ Wayne Britt           Executive Vice            March 5, 1997
-------------------       President and Chief
Wayne Britt               Financial Officer
                          (Principal Financial
                          Officer)

/s/ James G. Ennis        Vice President and        March 5, 1997
-------------------       Controller (Chief
James G. Ennis            Accounting Officer)

* By Wayne Britt, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, The Retirement Savings Plan of Tyson Foods, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned trustee, thereunto duly authorized, in the City of Springdale and State of Arkansas on the 5th day of March, 1997.



RETIREMENT SAVINGS PLAN OF TYSON
                                      FOODS, INC.

                                      By:/s/ Lois Bottomley
                                         ------------------------
                                         Lois Bottomley, Trustee

                             EXHIBIT INDEX



Exhibit
Number                         Description                         Page

5         Opinion regarding legality                                7-8

8         The  Registrant  will submit  the  Plan  and  any
          amendment   thereto  to  the   Internal   Revenue
          Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23(a)     Consent of Ernst & Young LLP.                               9

23(b)     Consent of counsel (included in Exhibit 5)

24        Powers of Attorney                                      10-20